Exhibit 99.1

Comparative Historical and Unaudited Pro Forma Per Share Financial Information

	As of and for the Year Ended December 31, 2019 (1)		As of and for the Nine Months Ended September 30, 2020 (1)
Statement of Operations	Megalith (Historical)	Pro Forma Combined	Megalith (Historical)	Pro Forma Combined
Book value per share	$0.24	N/A	$0.67	$3.86
Weighted average Class A common stock outstanding	16,928,889	11,900,302	10,566,869	11,900,302
Basic and diluted net loss per share, Class A	$0.18	$(0.71)	$0.09	$(0.71)
Weighted average Class B common stock outstanding	4,232,222	N/A	4,232,222	N/A
Basic and diluted net loss per share, Class B	$(0.14)	N/A	$(0.31)	N/A

(1) Pro forma assumptions reflect 543,390 Megalith public shares redeemed subsequent to September 30, 2020.

Unaudited Pro Forma Condensed Combined Financial Information

The following information should be read in conjunction with the financial statements of Megalith Financial Acquisition Corp. (“Megalith”) and BankMobile Technologies, Inc., a Pennsylvania corporation (“BankMobile”) and related notes included elsewhere in this proxy and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Megalith,” “Selected Historical Financial Data of Megalith,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BankMobile,” and “Selected Historical Financial Data of BankMobile.”

Introduction

On August 6, 2020, Megalith, a special purpose acquisition company, entered into a definitive agreement and plan of merger (the “Merger Agreement”), by and among Megalith, MFAC Merger Sub Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Megalith (“Merger Sub”), BankMobile, and Customers Bank, a Pennsylvania state chartered bank and the sole stockholder of BankMobile (the “Customers Bank”), pursuant to which, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), BankMobile will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity in the merger and becoming a wholly-owned subsidiary of Megalith as described in more detail in the attached proxy statement (the “Business Combination”). Upon Closing, the combined company will operate as “BM Technologies Inc.” (“BM Technologies”) and is expected to be listed on the New York Stock Exchange (the “NYSE”). All of BankMobile’s serviced deposits and loans will remain at Customers Bank immediately after the Closing. Upon the Closing, BM Technologies will be a financial technology company bringing banks and business partners together through its digital banking platform. The transaction will be accounted for as a reverse recapitalization (“Reverse Recapitalization”), whereby BankMobile is the accounting acquirer and Megalith is the accounting acquiree.

On November 2, 2020, Customers Bank, BankMobile and Megalith amended the Merger Agreement to provide, among other things, that the stock portion of the Merger Consideration will be distributed to Customers Bancorp’s stockholders at the closing of the transaction and that there will be restrictions on the sale of these shares for twelve months after the closing of the merger, provided that these restrictions will end prior to such time upon the earlier of (1) the date after the closing date on which Megalith consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third-party that results in all of Megalith’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (2) the date on which the closing sale price of Megalith’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing date.

Megalith was incorporated as a Delaware corporation in November 2017. On August 28, 2018, Megalith consummated its initial public offering (the “IPO”) as a blank check company whose purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses. Upon the closing of the IPO, $151.5 million of net proceeds thereof was placed in a trust account (“Trust Account”) and invested in United States (U.S.) government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. As of September 30, 2020, Megalith had $33,178,146 held in the Trust Account, after 13,733,885 shares of Class A common stock were redeemed for an approximate total value of $142.6 million from the Trust Account in connection with a May 26, 2020 extension of the date by which Megalith must consummate an initial business combination. Subsequent to September 30, 2020 an additional 543,390 shares of Class A common stock were redeemed for an approximate total value of $5.6 million from the Trust Account mostly in connection with a November 24, 2020 extension of the date by which Megalith must consummate an initial business combination.

BankMobile provides a digital banking platform and student disbursement services. Through its modern cloud-based technology, it provides a suite of low-cost products including checking and savings accounts to consumers through its B2B2C distribution model by connecting consumers to an FDIC insured banking institution.

The merger between BankMobile and Megalith was accounted for as a Reverse Recapitalization for which BankMobile was determined to be the accounting acquirer based on the following factors:

●	Customers held a voting interest of more than 50% in BM Technologies;
●	BankMobile’s former management make up the new leadership team of BM Technologies; and
●	BankMobile is the larger entity by revenue and net income (loss) and will largely drive the core operations of the combined entity.

In addition, two officers and one independent director of Customers Bancorp and Customers Bank are shareholders of Customers Bancorp and also own 559,787 of Megalith Founder shares or 4.7% of the estimated equity share capitalization of BM Technologies. Their 4.7% ownership interest when combined with Customers Bancorp’s ownership interest in BM Technologies increased Customers Bancorp’s ownership interest to more than 50% at closing. Other factors were considered but they would not change the preponderance of factors indicating that BankMobile was the accounting acquirer.

The merger between BankMobile and Megalith was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Megalith was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of BankMobile issuing stock for the net assets of Megalith, accompanied by a recapitalization. The net assets of Megalith is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of BankMobile.

Description of the Merger

Pursuant to the Merger Agreement, Megalith acquired all of the issued and outstanding equity interests of BankMobile in exchange for cash and equity. The initial purchase price was based on an enterprise value of BankMobile and consisted of $23.1 million of cash transferred to Customers Bank (subject to adjustments as defined in the Merger Agreement), and the remaining value was in the form of shares of BM Technologies Class A common stock.

The following summarizes the consideration issued at closing of the Reverse Recapitalization at a $10.38 share price:

Total Consideration (in thousands, except shares)	Amounts	Shares
Share consideration - BankMobile	$64,617	6,225,135
Cash consideration - BankMobile	23,125	—
Total Merger Consideration	$87,742	6,225,135

The equity share capitalization of BM Technologies at close is as follows:

Total capitalization (in thousands, except shares)	Amounts	Shares
BM Technologies shares issued to Customers Bancorp’s shareholders and BM Technologies employees	$64,617	6,225,135
Megalith public shareholders	27,669	2,651,614
Megalith Founders shares	7,472	719,802
Megalith Founders shares in PIPE investment	2,003	192,955
Megalith shares issued in PIPE investment	19,853	1,912,599
Megalith shares issued for deal related costs	2,606	198,197
Total Merger Consideration	$124,220	11,900,302

Megalith Investor Holdings, LLC also will relinquish all Class B shares for 0.7 million Class A shares and will additionally contribute capital to the Private Investment in Public Equity (“PIPE”) investment. BM Technologies has not included the impact of warrants vesting within its earnings per share calculations, as they were not dilutive at September 30, 2020.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Reverse Recapitalization between Megalith and BankMobile and the PIPE investment.

The following pro forma condensed combined balance sheet as of September 30, 2020 assumes that the merger occurred on September 30, 2020 and reflects all Megalith public shares redeemed subsequent to September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 presents the pro forma effect of the Business Combination as if it had occurred on January 1, 2019 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 presents the pro forma effect of the business combination as if it had occurred on January 1, 2019 and reflects all Megalith public shares redeemed subsequent to September 30, 2020.

The pro forma combined financial statements do not necessarily reflect what BM Technologies financial condition or results of operations would have been had the merger occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Megalith was derived from the unaudited financial statements of Megalith as of and for the nine months ended September 30, 2020 and its audited financial statements as of and for the year ended December 31, 2019, both of which are included within this proxy. Megalith’s historical financial information used for the pro forma reflects 543,390 Megalith public shares redeemed subsequent to September 30, 2020. The historical financial information of BankMobile was derived from BankMobile’s unaudited financial statements as of and for the nine months ended September 30, 2020 and its audited financial statements as of and for the year ended December 31, 2019, both of which is included within this proxy.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 are based on the historical financial statements, reflecting the redemption of 543,390 Megalith public shares subsequent to September 30, 2020, of Megalith and BankMobile. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

(amounts in thousands)	Historical BankMobile September 30, 2020	Historical Megalith September 30, 2020	Pro Forma Adjustments	Notes	Pro Forma Combined Post Merger September 30, 2020
ASSETS
Cash and cash equivalents	$16,776	$11	$11,727	A	$28,514
Accounts receivable, net	8,382	—	—		8,382
Receivable from Customers Bank	2,038	—	—		2,038
Prepaid expenses and other current assets	353	75	—		428
Total current assets	27,549	86	11,727		39,362
Marketable securities held in Trust Account (1)	—	27,669	(27,669)	E	—
Premises and equipment, net	436				436
Developed software, net	45,351	—	—		45,351
Goodwill	5,259	—	—		5,259
Other intangibles, net	5,150	—	—		5,150
Other assets	1,690	—	—		1,690
Total assets	$85,435	$27,755	$(15,942)		$97,248
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$15,298	$982	$—		$16,280
Borrowings from Customers Bank	40,000	—	(8,834)	H	31,166
Current portion of operating lease liabilities	701	—	—		701
Deferred revenue	2,449	—	—		2,449
Total current liabilities	58,448	982	(8,834)		50,596
Operating lease liabilities	596	—	—		596
Other liabilities	120	6,771	(6,771)	P	120
Total liabilities	$59,164	$7,753	$(15,605)		$51,312

Commitments and contingencies:
Class A common stock subject to possible redemption (1)	$—	$15,002	$(15,002)	K	$—
Shareholders’ equity:					—
Class A common stock	—	—	1	B	1
Class B common stock	—	1	(1)	L	—
Additional paid in capital	62,209	2,655	20,323	C	85,187
Retained earnings (accumulated deficit)	(35,938)	2,344	(5,658)	D	(39,252)
Total shareholders’ equity	26,271	5,000	14,665		45,936
Total liabilities and shareholders’ equity	$85,435	$27,755	$(15,942)		$97,248

(1) Reflects 543,390 Megalith public shares redeemed, for a total amount of $5.6 million, subsequent to September 30, 2020.

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019

(amounts in thousands, except share and per share data)	Historical BankMobile December 31, 2019	Historical Megalith December 31, 2019	Pro Forma Adjustments	Notes	Pro Forma Combined Post-Merger December 31, 2019
Operating revenues:
Interchange and card revenue	$28,124	$—	$—		$28,124
Servicing fees from Customers Bank	27,425	—	—		27,425
Account fees	10,937	—	—		10,937
University fees	4,964	—	—		4,964
Other	857	—	—		857
Total revenues	72,307	—	—		72,307
Operating expenses:
Technology, communication and processing	27,310	—	—		27,310
Salaries and employee benefits	22,758	—	—		22,758
Professional services	10,646	60	—		10,706
Professional services with related party	—	200	—		200
Provision for operating losses	9,367	—	—		9,367
Occupancy	1,791	—	—		1,791
Occupancy with related party	—	24			24
Customer related supplies	1,538	—	—		1,538
Advertising and promotion	1,354	—	—		1,354
Merger and acquisition related expenses	100	159	(259)	AA	—
Other	4,744	356	—		5,100
Total expenses	79,608	799	(259)		80,148
Loss from operations	(7,301)	(799)	259		(7,841)
Non-operating income (expenses):
Interest income on marketable securities held in Trust Account	—	3,951	(3,951)	BB	—
Interest expense	(535)	—	—		(535)
(Loss) income before income tax expense	(7,836)	3,152	(3,692)		(8,376)
Income tax expense	27	788	(788)	CC	27
Net (loss) income	$(7,863)	$2,364	$(2,904)		$(8,403)

Weighted average shares outstanding of Class A common stock (1)	100	16,928,889			11,900,302
Basic and diluted net income per share, Class A	$(78,630)	$0.18			$(0.71)

Weighted average shares outstanding of Class B common stock	N/A	4,232,222			—
Basic and diluted net income per share, Class B	N/A	$(0.14)			N/A

(1) Pro forma assumptions reflect 543,390 Megalith public shares redeemed subsequent to September 30, 2020.

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2020

(amounts in thousands, except share and per share data)	Historical BankMobile September 30, 2020	Historical Megalith September 30, 2020	Pro Forma Adjustments	Notes	Pro Forma Combined Post-Merger September 30, 2020
Operating revenues:
Interchange and card revenue	$16,813	$—	$—		$16,813
Interchange fees from Customers Bank	3,240	—	—		3,240
Servicing fees from Customers Bank	15,604	—	—		15,604
Account fees	8,517	—	—		8,517
University fees	4,028	—	—		4,028
Other	1,326	—	—		1,326
Total revenues	49,528	—	—		49,528
Operating expenses:
Technology, communication and processing	20,586	—	—		20,586
Salaries and employee benefits	19,796	—	—		19,796
Professional services	7,286	45	—		7,331
Professional services with related party	—	146	—		146
Provision for operating losses	3,326	—	—		3,326
Occupancy	1,240	—	—		1,240
Occupancy with related party	—	18			18
Customer related supplies	717	—	—		717
Advertising and promotion	693	—	—		693
Merger and acquisition related expenses	452	1,012	(1,464)	AAA	—
Other	2,668	232	—		2,900
Total expenses	56,764	1,453	(1,464)		56,753
Loss from operations	(7,236)	(1,453)	1,464		(7,225)
Non-operating income (expenses):
Interest income on marketable securities held in Trust Account	—	1,404	(1,404)	BBB	—
Interest expense	(1,146)	—	—		(1,146)
(Loss) income before income tax expense	(8,382)	(49)	60		(8,371)
Income tax expense	21	263	(263)	CCC	21
Net (loss) income	$(8,403)	$(312)	$323		$(8,392)

Weighted average shares outstanding of Class A common stock (1)	100	10,566,869			11,900,302
Basic and diluted net income per share, Class A	$(84,030)	$0.09			$(0.71)

Weighted average shares outstanding of Class B common stock	N/A	4,232,222			—
Basic and diluted net income per share, Class B	N/A	$(0.31)			N/A

(1) Pro forma assumptions reflect 543,390 Megalith public shares redeemed subsequent to September 30, 2020.

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation

The merger between a subsidiary of Megalith and BankMobile was accounted for as a Reverse Recapitalization in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Under this method of accounting, Megalith was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of BankMobile issuing stock for the net assets of Megalith, accompanied by a recapitalization. The net assets of Megalith are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of BankMobile.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the merger occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December, 31, 2019 presents pro forma effect of the merger as if it had been completed on January 1, 2019 and the nine months ended September 30, 2020 presents the pro forma effect of the business combination as if it had occurred on January 1, 2019. These periods are presented on the basis of BankMobile being the accounting acquirer and reflect the redemption of 543,390 Megalith public shares subsequent to September 30, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 was prepared using, and should be read in conjunction with, the following:

●	Megalith’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which are included in the S-4/A filed with the SEC on December 9, 2020; and
●	BankMobile’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which are included in the S-4/A filed with the SEC on December 9, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and nine months ended September 30, 2020 were prepared using, and should be read in conjunction with, the following:

●	Megalith’s audited statement of operations for the year ended December 31, 2019 and the related notes, which are included in the S-4/A filed with the SEC on December 9, 2020;
●	Megalith’s unaudited statement of operations for the three and nine months ended September 30, 2020 and the related notes, which is included within this proxy;
●	BankMobile’s audited statement of operations for the year ended December 31, 2019 and the related notes, which are included in the S-4/A filed with the SEC on December 9, 2020; and
●	BankMobile’s unaudited statement of operations for the three and nine months ended September 30, 2020 and the related notes, which are included in the S-4/A filed with the SEC on December 9, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information also does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the merger.

The pro forma adjustments reflecting the completion of the merger are based on certain currently available information and certain assumptions and methodologies that BM Technologies believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and has been evaluated.

Note 2 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the merger, factually supportable, and with respect to the statement of operations, are expected to have a continuing impact on the results of BM Technologies. The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

There were no intercompany balances or transactions between Megalith and BankMobile as of the dates and for the periods of these unaudited pro forma condensed combined financial statements. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed combined income tax returns for the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Megalith’s shares outstanding, assuming the merger occurred on January 1, 2019 for the year and nine months ended December 31, 2019 and September 30, 2020, respectively.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

Adjustments to the pro forma condensed combined balance sheet as of September 30, 2020 (amounts in thousands, except share and per share amounts)

A.	Represents the pro forma adjustments to the cash and cash equivalents balance to reflect the following:

Investments held in Megalith Trust Account	$27,669	E
Transaction costs	(2,293)	F
Funds from PIPE investment	20,003	G
Debt repayment	(8,834)	H
Cash consideration to Customers Bank, net of estimated transaction costs and deferred underwriters’ fees	(23,125)	I
Reflects cash portion of settlement of $6.8 million of deferred underwriters’ fees	(1,693)	P
	$11,727	A

B.	Represents the pro forma adjustments to the Class A common stock to reflect the following:

Funds from PIPE investment	$—	G
Megalith Class A subject to redemption to permanent equity	—	K
Recapitalization of BankMobile equity and issuance of BM Technologies Class A common stock to Customers Bancorp’s shareholders	1	M
	$1	B

C.	Represents the pro forma adjustments to the additional paid in capital balance to reflect the following:

Funds from PIPE investment	$20,003	G
Cash consideration to Customers Bank	(23,125)	I
Megalith Class A subject to redemption to permanent equity	15,002	K
Relinquished Megalith Class B Shares	1	L
Recapitalization of BankMobile equity and issuance of BM Technologies Class A common stock to Customers Bancorp’s shareholders	(1)	M
Reclassification of Megalith’s historical retained earnings	2,344	N
Accelerated vesting of existing restricted stock units and stock options granted	1,021	O
Reflects renegotiation of settlement of $6.8 million of deferred underwriter fees	2,472	P
Reflects equity portion of settlement of $6.8 million of deferred underwriters’ fees	2,606	P
	$20,323	C

D.	Represents the pro forma adjustments to the accumulated deficit balance to reflect the following:

Estimated transaction costs	$(2,293)	F
Reclassification of Megalith’s historical retained earnings	(2,344)	N
Accelerated vesting of existing restricted stock units and stock options granted	(1,021)	O
	$(5,658)	D

E.	Reflects the reclassification of $27.7 million of marketable securities held in the Megalith Trust Account to cash and cash equivalents that became available for transaction consideration, transaction expenses, redemption of public shares, and operating activities of BM Technologies following the merger.
F.	Represents $2.3 million of transaction costs in consummating the merger.
G.	Represents proceeds of $20.0 million from issuance of 2.1 million shares in the PIPE investment and 0.7 million from initial Founders investment.
H.	Represents partial repayment of borrowing from Customers Bank of $8.8 million.
I.	Represents cash consideration paid to Customers Bank, net of estimated transaction costs and deferred underwriters’ fees, pursuant to the terms of the Merger Agreement of $23.1 million.
J.	Represents redemption of approximately 2.7 million public Megalith Class A common shares for $27.7 million at an estimated redemption price of $10.43 and the related reduction in cash consideration to Customers Bank and partial repayment of borrowing from Customers Bank.
K.	Reflects the reclassification of approximately $15.0 million of Megalith Class A common stock subject to possible redemption to permanent equity at a September 30, 2020 redemption price of $10.10.
L.	Reflects the relinquishment of Megalith Class B common stock. In connection with the merger, it is expected that all shares of Megalith Class B common stock are relinquished, along with all warrants.
M.	Represents recapitalization of BankMobile equity and issuance of 6.2 million of BM Technologies Class A common stock to Customers Bancorp’s shareholders as consideration for the Reverse Recapitalization.
N.	Reflects the reclassification of Megalith’s historical retained earnings.
O.	Reflects the amount of compensation cost related to the acceleration of the vesting for certain existing restricted stock units and stock options previously granted to certain of BankMobile employees.
P.	Reflects the settlement of $6.8 million of deferred underwriters’ fees.

Adjustments to the unaudited pro forma condensed statements of operations for the year ended December 31, 2019

AA. Reflects elimination of transaction-related costs incurred and recorded by Megalith and BankMobile.

BB. Reflects the elimination of interest income on the Trust Account.

CC. Reflects adjustments to income tax expenses as a result of the tax impact on the pro forma adjustments, which eliminates the tax expense associated with interest income on the Trust Account.

Adjustments to the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2020

AAA. Reflects elimination of transaction-related costs incurred and recorded by Megalith and BankMobile.

BBB. Reflects the elimination of interest income on the Trust Account.

CCC. Reflects adjustments to income tax expenses as a result of the tax impact on the pro forma adjustments, which eliminates the tax expense associated with interest income on the Trust Account.

Note 3 - Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the merger, assuming the shares were outstanding since January 1, 2019 for the year and nine months ended December 31, 2019 and September 30, 2020, respectively. As the merger is being reflected as if it had occurred at the beginning of the periods presented, the calculation of the weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable related to the merger have been outstanding for the entire periods presented and reflects the redemption of 543,390 Megalith public shares subsequent to September 30, 2020. For shares redeemed, this calculation retroactively adjusted to eliminate such shares for the entire periods.

(in thousands, except share and per share data)	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019
Pro forma net loss	$(8,392)	$(8,403)
Weighted average shares outstanding of Class A common stock (1)	11,900,302	11,900,302
Net loss per share - basic and diluted	$(0.71)	$(0.71)

(1) Reflects 543,390 Megalith public shares redeemed subsequent to September 30, 2020.

Selected Historical Consolidated Financial Information of Megalith

(in thousands, except share and per share data)	For the Years Ended December 31,		For the Period from November 13, 2017 (Inception) through December 31,	For the Nine Months Ended September 30,
Statement of Operations	2019	2018	2017	2020	2019
Revenue	$—	$—	$—	$—	$—
Total expenses	799	720	2	1,453	629
Loss from operations	(799)	(720)	(2)	(1,453)	(629)
Non-operating income
Interest income on marketable securities held in Trust Account	3,951	1,232	—	1,404	3,063
(Loss) income before income tax expense	3,152	512	(2)	(49)	2,434
Income tax provision	788	217	—	263	610
Net loss	$2,364	$295	$(2)	$(312)	$1,824
Weighted average Class A common stock outstanding	16,928,889	16,571,111	—	10,566,869	16,928,889
Basic and diluted net loss per share, Class A	$0.18	$0.05	$—	$0.09	$0.14
Weighted average Class B common stock outstanding	4,232,222	4,290,286	3,750,000	4,232,222	4,232,222
Basic and diluted net loss per share, Class B	$(0.14)	$(0.12)	$—	$(0.31)	$(0.11)

Statement of Cash Flows
Net cash provided by (used in) operating activities	$(1,464)	$(358)	$(26)	$(1,537)	$(1,166)
Net cash provided by (used in) investing activities	754	(170,982)	—	143,637	659
Net cash provided by (used in) financing activities	—	172,532	27	(142,572)	—

	As of September 30,	As of December 31,
Balance Sheet	2020	2019	2018
Total assets	$33,264	$175,931	$173,479
Total liabilities	7,753	7,536	7,447
Total shareholders’ equity and Class A common shares subject to possible redemptions	25,511	168,395	166,032

Selected Historical Consolidated Financial Information of BankMobile

(in thousands, except share and per share data)	For the Years Ended December 31,			For the Nine Months Ended September 30,
Statement of Operations	2019	2018	2017	2020	2019
Revenue	$72,307	$57,516	$12,542	$49,528	$54,706
Total expenses	79,608	72,091	17,601	56,764	60,298
Loss from operations	(7,301)	(14,575)	(5,059)	(7,236)	(5,592)
Non-operating expense
Interest expense	535	—	—	1,146	132
(Loss) income before income tax expense	(7,836)	(14,575)	(5,059)	(8,382)	(5,724)
Income tax provision	27	28	10	21	21
Net loss	$(7,863)	$(14,603)	$(5,069)	$(8,403)	$(5,745)
Weighted average common stock outstanding	100	100	100	100	100
Basic and diluted net loss per share	$(78,630)	$(146,030)	$(50,690)	$(84,030)	$(57,450)

Statement of Cash Flows
Net cash provided by (used in) operating activities	$1,952	$(11,960)	$(20,085)	$11,668	$1,772
Net cash provided by (used in) investing activities	(8,055)	(19,384)	(4,348)	(3,152)	(6,949)
Net cash provided by (used in) financing activities	11,289	24,327	34,850	(326)	11,553

	As of September 30,	As of December 31,
Balance Sheet	2020	2019	2018
Total assets	$85,435	$93,316	$79,357
Total liabilities	59,164	58,686	8,670
Total shareholders’ equity	26,271	34,630	70,687

Summary Unaudited Pro Forma Condensed Financial Statements

(in thousands, except share and per share data)	For the Year Ended December 31, 2019	For the Nine Months Ended September 30,
Statement of Operations	Pro Forma Combined	Pro Forma Combined
Revenue	$72,307	$49,528
Total expenses	80,148	56,753
Loss from operations	(7,841)	(7,225)
Non-operating expense
Interest expense	535	1,146
(Loss) income before income tax expense	(8,376)	(8,371)
Income tax provision	27	21
Net loss	$(8,403)	$(8,392)
Weighted average Class A common stock outstanding (1)	11,900,302	11,900,302
Basic and diluted net loss per share	$(0.71)	$(0.71)

As of September 30, 2020
Balance Sheet	Pro Forma Combined
Total assets (1)	$97,248
Total liabilities	51,312
Total shareholders’ equity (1)	45,936

(1) Reflects 543,390 Megalith public shares redeemed subsequent to September 30, 2020.